Exhibit 99.1

Skullcandy and Incipio Amend Merger Agreement to Increase Tender Offer Price to $6.10 per Share

Park City, Utah, and Irvine, California, August 3, 2016 – Skullcandy, Inc. (NASDAQ:SKUL), which creates world-class audio experiences through its Skullcandy® and Astro Gaming® brands, and Incipio, LLC (“Incipio”), a leading global consumer technology solutions platform, jointly announced today that, on August 3, 2016, Skullcandy, Incipio, and Powder Merger Sub, Inc. (“Purchaser”), a wholly owned subsidiary of Incipio, have entered into an amendment (the “Amendment”) to their previously announced Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Amendment, Purchaser increased the offer price to acquire all the outstanding shares of common stock of Skullcandy from $5.75 per share to $6.10 per share in cash, or a total of approximately $188.6 million.

The revised offer price of $6.10 per share represents approximately a 6% premium over the original Incipio offer and approximately a 37% premium over Skullcandy’s closing share price on June 22, 2016, the last trading day prior to the announcement of the original merger agreement with Incipio.

The Skullcandy board of directors continues to recommend that Skullcandy’s stockholders accept Purchaser’s offer and tender their shares pursuant to Purchaser’s offer. Skullcandy also announced today that the Skullcandy board of directors no longer deems the proposal received on July 28, 2016 from Mill Road Capital Management LLC to acquire Skullcandy for $6.05 per share in cash to be a “Superior Proposal” as defined in the Merger Agreement.

The tender offer documents and Skullcandy’s solicitation/recommendation statement on Schedule 14D-9 will be amended to reflect the amended terms. The tender offer is being extended and will now expire at 12:00 midnight, New York City time, on Wednesday, August 17, 2016, unless further extended.

American Stock Transfer & Trust Company, LLC, the depositary for the tender offer, has advised Incipio and Purchaser that, as of 8:00 p.m., New York City time, on August 2, 2016, 583,764 shares of common stock of Skullcandy were tendered pursuant to the tender offer, which represented approximately 1.74% of the outstanding shares of common stock of Skullcandy. Stockholders who have already tendered their shares will receive the benefit of the $6.10 per share price and need not take any action in order to do so.

About Skullcandy, Inc.

Skullcandy, Inc. creates world-class audio experiences through its Skullcandy® and Astro Gaming® brands. Founded at the intersection of music, sports, technology and creative culture, the Skullcandy brand creates world-class audio and gaming products for the risk takers, innovators, and pioneers who inspire us all to live life at full volume. From new innovations in the science of sound and human potential, to collaborations with up-and-coming musicians and athletes, Skullcandy lives by its mission to inspire life at full volume through forward-thinking technologies and ideas, and leading edge design and materialization. Astro Gaming creates premium video gaming equipment for professional gamers, leagues, and gaming enthusiasts. Astro Gaming was founded in the pits of competitive gaming and has become synonymous with pinnacle gaming experiences. Skullcandy and Astro Gaming products are sold and distributed through a variety of channels around the world from the Company’s global locations in Park City, San Francisco, Tokyo, Zurich, Mexico City, and Shanghai, as well as through partners in some of the most important culture, sports, and gaming hubs in the world. The Skullcandy brand website can be found at http://www.skullcandy.com. The Astro Gaming website can be found at http://www.astrogaming.com.

About Incipio, LLC

Incipio is a global consumer technology solutions platform operating a diverse portfolio of owned and licensed brands at the intersection of design and functionality. Founded in Southern California in 1999, Incipio’s strategy begins with a passion for building amazing product and a commitment to serve its customers. Incipio’s portfolio of brands offers compelling solutions that meet the needs of today’s active mobile consumers, who demand more out of the products they use. Leveraging its powerful back-end platform of shared resources, Incipio’s brands deliver a complete solution to retailers and consumers alike. Incipio’s strategy of delivering a fully assorted mix of premium company-owned brands and licensed blue-chip lifestyle brands has quickly cemented it as the preeminent consumer technology platform in the industry. The formula behind Incipio’s model is based on operational excellence coupled with a commitment to best-in-class product design & engineering, all backed by a robust proficiency in manufacturing and distribution. The company’s 300+ employees operate through nine offices around the world and allow it to reach over 50,000 retail doors globally. What was once a startup that grew out of a suburban garage in Southern California has turned into an international platform with a mission to enhance the mobile lifestyle by delivering only the best brands and products to active mobile consumers around the globe. For more information, please visit www.incipiogroup.com.

Cautions regarding Forward-Looking Statements

The statements included in this press release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements and are based on Skullcandy’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements related to the consummation of the tender offer and the merger as well as any benefits of the acquisition by Incipio of Skullcandy. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to: the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the unsuccessful completion of the tender offer; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; there may be a material adverse change of Skullcandy or its business may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; control of costs and expenses; significant litigation, including with respect to intellectual property matters; risks associated with acquisitions and dispositions; risks associated with international operations including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; changes in generally accepted accounting principles; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Skullcandy’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Skullcandy’s filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made. For additional information, visit Skullcandy’s corporate website, www.skullcandy.com, or for official filings visit the Securities and Exchange Commission (“SEC”) website, www.sec.gov.

Notice to Investors

This news release and the description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares of Skullcandy. Incipio and Powder Merger Sub, Inc. have filed with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Skullcandy has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Skullcandy, Purchaser and Incipio mailed these documents to the stockholders of Skullcandy. THESE DOCUMENTS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND SKULLCANDY STOCKHOLDERS ARE URGED TO READ THEM CAREFULLY. Stockholders of Skullcandy may obtain a free copy of these documents and other documents filed by Skullcandy, Incipio or Purchaser with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders of Skullcandy may obtain a free copy of these documents by contacting Innisfree M&A Incorporated, the information agent for the tender offer, toll-free at (888) 750-5834.

For Skullcandy Investors, contact:

ICR

Brendon Frey

203-682-8200

Brendon.Frey@icrinc.com

For Incipio, contact:

Kelly McElroy

949-236-7397

kmcelroy@incipio.com